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                                                                     EXHIBIT 3.3


                  AMENDMENT NO.21 TO CERTIFICATE AND AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                        CASA MUNRAS HOTEL PARTNERS. L.P.


                  Reference is made to that certain Certificate and Agreement of Limited Partnership (the "Agreement") of Casa Munras Hotel Partners, L.P., a California Limited Partnership (formerly known as Western Host Monterey Partners) (the "Partnership") recorded on April 19, 1978, as Instrument No. 78-412330 of the Official Records of Los Angeles County and recorded on May 1, 1978 on Reel 1238, Pages 762 through 831 of the Official Records of Monterey County, as heretofore amended. The General Partners are executing this Amendment No. 21 on behalf of themselves and as attorneys-in-fact for all Limited. Partners.

                  Whereas, a majority of the Units of Participation (as defined in the Agreement) held by the Limited Partners have approved a proposal (the "Proposal") to (i) satisfy certain conditions imposed by AMRESCO Capital, L.P. (the "Lender") in connection with a secured limited-recourse loan of up to $7 million by the Partnership, (ii) to remove the individual General Partners of the Partnership and replace them with Casa Munras GP, LLC; and (iii) adopt certain tax related amendments to the Agreement.

         NOW, THEREFORE, the Agreement shall be amended as follows:

Part I - SPV Amendments

A.  Article III is amended in its entirety to read as follows:

                                   ARTICLE III

                               NATURE OF BUSINESS

                  The Partnership's business and purpose shall consist solely of the acquisition, ownership, operation and management of the real estate project known as Casa Munras Garden Hotel, located in Monterey, Monterey County, California (the "Property") and such activities as are necessary, incidental or appropriate in connection therewith.

B. The following paragraph (h) is added to ARTICLE IX:

                  (h) Power and Duties. Notwithstanding any other provision of this Agreement


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                                                                     EXHIBIT 3.3

and so long as any obligation secured by the Mortgage (as defined below) remains outstanding and not discharged in full, the General Partner shall have no authority to (except, (a) if such action would not result in a violation of, or default under, the Mortgage, with the vote or written consent of the General Partner and the holders of a majority of the Units of Participation then held by the Limited Partners entitled to vote, or (b) otherwise, with the unanimous vote or written consent of the General Partner and the holders of the Units of Participation):

                                    borrow money or incur indebtedness on behalf of the Partnership other than normal trade accounts payable and lease obligations in the normal course of business, or grant consensual liens on the Partnership's property; except, however, that the General Partner is hereby authorized to secure financing for the Partnership pursuant to the terms of the Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing (if any), with AMRESCO CAPITAL, L.P., a Delaware limited partnership (the "Mortgage") and other indebtedness expressly permitted therein or in the documents related to the Mortgage, and to grant a mortgage, lien or liens on the Partnership's Property to secure such Mortgage;

                           (ii)     dissolve or liquidate the Partnership;

                                    sell or lease, or otherwise dispose of all or substantially all of the assets of the Partnership;

                                    file a voluntary petition or otherwise
                                    initiate proceedings to have the Partnership adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Partnership, or file a petition seeking or consenting to reorganization or relief of the Partnership as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Partnership; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Partnership or of all or any substantial part of the properties and assets of the Partnership, or make any general assignment for the benefit of creditors of the Partnership, or admit in writing the inability of the Partnership to pay its debts generally as they become due or



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                                                                     EXHIBIT 3.3

                                    declare or effect a moratorium on the
                                    Partnership debt or take any action in
                                    furtherance of any action;

                                    amend, modify or alter Article III,
                                    paragraph (h) of Article IX, Article XIII, paragraph (d) of Article XXI or paragraphs
                                    (h) and (i) of Article XXII;

                                    merge or consolidate with any other entity.

So long as any obligation secured by the Mortgage remains outstanding and not discharged in full, the Partnership shall have a limited liability company general partner having articles of organization containing the restrictions and terms set forth in Articles One, Two and Three of the Operating Agreement of Casa Munras GP, LLC, as of the date hereof, and the Partnership shall have no other general partners.

C. Article XIII is amended in its entirety to read as follows:

                                  ARTICLE XIII

                            DEATH OF LIMITED PARTNERS

The bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a Limited Partner shall not cause the termination or dissolution of the Partnership and the business of the Partnership shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Limited Partner shall have all the rights of such Limited Partner for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute Limited Partner. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Partnership Interest shall be subject to all of the restrictions, hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent Limited Partner.

D. The title of Article XXI is changed to "Covenants" and the following paragraph (d) is added thereto:

                  (d) The Partnership shall:

         MAINTAIN BOOKS AND RECORDS AND BANK ACCOUNTS SEPARATE FROM THOSE OF ANY OTHER PERSON;



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                                                                     EXHIBIT 3.3

         MAINTAIN ITS ASSETS IN SUCH A MANNER THAT IT IS NOT COSTLY OR DIFFICULT TO SEGREGATE, IDENTIFY OR ASCERTAIN SUCH ASSETS;

         HOLD REGULAR PARTNERSHIP MEETINGS, AS APPROPRIATE, TO CONDUCT THE BUSINESS OF THE PARTNERSHIP, AND OBSERVE ALL OTHER PARTNERSHIP FORMALITIES;

         HOLD ITSELF OUT TO CREDITORS AND THE PUBLIC AS A LEGAL ENTITY SEPARATE AND DISTINCT FROM ANY OTHER ENTITY;

         PREPARE SEPARATE TAX RETURNS AND FINANCIAL STATEMENTS, OR IF PART OF A CONSOLIDATED GROUP, THEN IT WILL BE SHOWN AS A SEPARATE MEMBER OF SUCH GROUP;

         ALLOCATE AND CHARGE FAIRLY AND REASONABLY ANY COMMON EMPLOYEE OR OVERHEAD SHARED WITH AFFILIATES AND MAINTAIN A SUFFICIENT NUMBER OF EMPLOYEES IN LIGHT OF ITS CONTEMPLATED BUSINESS OPERATIONS;

         TRANSACT ALL BUSINESS WITH AFFILIATES ON AN ARM'S-LENGTH BASIS AND PURSUANT TO ENFORCEABLE AGREEMENTS;

         CONDUCT BUSINESS IN ITS OWN NAME, AND USE SEPARATE STATIONERY, INVOICES AND CHECKS;

                           (1) not commingle its assets or funds with those of any other person;

                           (j) not assume, guarantee or pay the debts or obligations of any other person;

                           (a)      pay its own liabilities out of its own
                                    funds;

                           (1) not acquire obligations or securities of its partners or members;

                           (m) not pledge its assets for the benefit of any other entity or make any loans or advances to any entity;

                           (n) correct any known misunderstanding regarding its separate identity;

                           (o) maintain adequate capital in light of its contemplated business



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                                                                     EXHIBIT 3.3

                                    operations; and

                           (p) maintain all required qualifications to do business in the state in which the Property is located.

E. The following paragraphs (h) and (i) are added to ARTICLE XXII:

         (h) Ownership of Partnership Property: Notwithstanding any other provision of this Agreement and so long as any obligation secured by the Mortgage remains outstanding and not discharged in full, all property owned by the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall have any ownership interest in any Partnership property in its individual name or right, and each Partner's Partnerships Interest shall be personal property for all purposes.

         (i) Conflicting Provisions: In the event any of the provisions of
Article III, paragraph (h) of Article IX, Article XIII, paragraph (d) of Article XXI, paragraph (h) of Article XXII or this paragraph (i) of Article XXII of this Agreement shall conflict with any of the other provisions of this Agreement, the terms of Article III, paragraph (h) of Article IX, Article XIII, paragraph (d) of Article XXI, paragraph (h) of Article XXII or this paragraph (i) of Article XXII, as the case may be, shall control.

Part II - Amendment Allowing Assignment of General Partner Interest to Other General Partners

Article XIV is amended in its entirety to read as follows:

                                   ARTICLE XIV

                    ASSIGNMENT OF GENERAL PARTNER'S INTEREST

The General Partners shall not assign, pledge, encumber, sell or otherwise dispose of their interests as General Partners in the Partnership, except to other or successor General Partners.

Part III - Tax Related Amendments

The following paragraphs (d), (e), (f), (g) and (h) are added to Article VII:

         (d) The defined terms in this Article VII shall have the following meanings:



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                                                                     EXHIBIT 3.3

                           A. "Adjusted Capital Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's capital account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                           (i) Credit to such capital account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections l.7O4-2(g)(1) and 1.704-2(i)(5); and

                           (ii) Debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

         The foregoing definition of Adjusted Capital Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                           B. "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                           C. "Excess Nonrecourse Liabilities" has the meaning set forth in Section 1.752-3 of the Regulations.

                           D. "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

                           E. "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                           F. "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

                           G. "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                           H. "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and L704-2(i)(2) of the Regulations.



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                                                                     EXHIBIT 3.3

                           I. "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                           J. "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).


                  (e)      Capital Account Maintenance.

                           Capital accounts of the Partners shall at all times
be determined and maintained in accordance with the principles set forth in
Section 1.704-1(b)(2)(iv) of the Regulations.

                  (f)      Minimum Gain.

                           A. Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision hereof, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner and pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704(j)(2) of the Regulations. This Paragraph 4A is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                           B. Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision hereof, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner



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                                                                     EXHIBIT 3.3

         Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704(2)(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner and pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Paragraph 4B is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (g)      Qualified Income Offset.

                           In the event any Partner unexpectedly receives any
adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. This Paragraph 5 is intended to comply with the qualified income offset provisions of Section 1.704-1(b) of the Regulations and shall be interpreted consistently therewith.

                  (h)      Allocation of Excess Nonrecourse Liabilities.

                           Pursuant to Section 1.752-3 of the Regulations, it is
agreed that any Excess Nonrecourse Liabilities incurred by this Limited Partnership on or after the effective date of this Amendment (as set forth in Paragraph 7 hereof) shall be allocated among the Partners in the same manner as Sales Profits are allocated under Article VII(c).



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                                                                     EXHIBIT 3.3

         This Amendment to Certificate and Agreement of Limited Partnership shall be effective as of June 8, 1998.

         IN WITNESS WHEREOF the undersigned have executed this Amendment effective as of the date set forth above.

                                        GENERAL PARTNERS:


                                        /s/ John F. Rothman
                                        ----------------------------------------
                                        John F. Rothman



                                        /s/ Ronald A. Young
                                        ----------------------------------------
                                        Ronald A. Young

                                        LIMITED PARTNERS:



                                        By: /s/ John R. Rothman
                                            ------------------------------------
                                            John R. Rothman, as
                                            Attorney-In-Fact for the
                                            persons who are Limited Partners


                                        By: /s/ Ronald A. Young
                                            ------------------------------------
                                            Ronald A. Young, as
                                            Attorney-In-Fact for the
                                            persons who are Limited Partners



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                                                                     EXHIBIT 3.3

         Casa Munras GP, LLC hereby accepts the General Partner interests of John F. Rothman and Ronald A. Young in Casa Munras Hotel Partners, L.P. (the "Partnership") and agrees to be bound by the Certificate and Agreement of Limited Partnership, as amended by Amendments 1 through 21, of the Certificate and Agreement of Limited Partnership of the Partnership.


                                   SUBSTITUTE GENERAL PARTNER

                                   CASA MUNRAS GP, LLC



                                   By: /s/ John F. Rothman
                                       -------------------------
                                           John F. Rothman
                                           Managing Member



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                                                                     EXHIBIT 3.3

                     ASSIGNMENT OF GENERAL PARTNER INTEREST

         The undersigned owns a General Partner interest in Casa Munras Hotel Partners, L.P. (the "Partnership"), representing (i) the rights of a general partner of the Partnership, including, without limitation, the right to receive certain acquisition fees and a portion of the net profits of the Partnership and
(ii) a 0.5% interest in the capital of the Partnership representing a 0.5% partnership interest in the net profits and losses of the Partnership (together with all payments and distributions therefrom), subject to the terms of the Certificate and Agreement of Limited Partnership dated March 31, 1978, as amended, of the Partnership (the "Transferred Interest"). The undersigned does hereby assign the Transferred Interest to Casa Munras GP, LLC, with this assignment to be effective on the close of business on June 8, 1998.

Dated:   June 8, 1998


                                             /s/ John R. Rothman
                                             -----------------------------------
                                             John F. Rothman




                            ACCEPTANCE BY TRANSFEREE


         The undersigned accepts the transfer referred to above and agrees to become a substitute General Partner of Casa Munras Hotel Partners, L.P. (the "Partnership") with respect to the Transferred Interest and further agrees to be bound by the Certificate and Agreement of Limited Partnership, as amended, of the Partnership, as if a party signing the same.

Dated:    June 8, 1998

                                        CASA MUNRAS GP, LLC

                                        By: /s/ John F. Rothman
                                            ------------------------------------
                                                John F. Rothman, Managing Member



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                                                                     EXHIBIT 3.3

                     ASSIGNMENT OF GENERAL PARTNER INTEREST

         The undersigned owns a General Partner interest in Casa Munras Hotel Partners, L.P. (the "Partnership"), representing (i) the rights of a general partner of the Partnership, including, without limitation, the right to receive certain acquisition fees and a portion of the net profits of the Partnership and
(ii) a 0.5% interest in the capital of the Partnership representing a 0.5% partnership interest in the net profits and losses of the Partnership (together with all payments and distributions therefrom), subject to the terms of the Certificate and Agreement of Limited Partnership dated March 31, 1978, as amended, of the Partnership (the "Transferred Interest"). The undersigned does hereby assign the Transferred Interest to Casa Munras GP, LLC, with this assignment to be effective on the close of business on June 8, 1998.

Dated:    June 8, 1998

                                            /s/ Ronald A. Young
                                            ------------------------------------
                                            Ronald A. Young



                            ACCEPTANCE BY TRANSFEREE

         The undersigned accepts the transfer referred to above and agrees to become a substitute General Partner of Casa Munras Hotel Partners, L.P. (the "Partnership") with respect to the Transferred Interest and further agrees to be bound by the Certificate and Agreement of Limited Partnership, as amended, of the Partnership, as if a party signing the same.

Dated:    June 8, 1998

                                        CASA MUNRAS GP, LLC

                                        By: /s/ John F. Rothman
                                            ------------------------------------
                                            John F. Rothman, Managing Member



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